UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On October 28, 2020, Cerner Corporation ("Cerner") announced that it had released its financial results for the quarter ended September 30, 2020. A copy of the full text of the related press release, which is posted on the Investor Relations section of www.cerner.com under News & Events - Financial Releases, is furnished as Exhibit 99.1 and is attached hereto and incorporated by reference. The press release also includes an announcement regarding the executive officer change disclosed in Item 5.02 below.

The information in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise expressly stated in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2020, Cerner and Marc G. Naughton, Cerner's Executive Vice President and Chief Financial Officer, agreed that Mr. Naughton would depart from Cerner, effective March 31, 2021. Mr. Naughton is expected to continue to serve in his current roles during the search for his successor and transition of his responsibilities. Mr. Naughton's departure is not the result of any dispute or disagreement with Cerner, its Board of Directors (the "Board"), or its management, or any matter relating to Cerner's operations, policies or practices.

On the same date, Mr. Naughton and Cerner entered into a letter agreement memorializing the terms of his separation. In recognition of Mr. Naughton's agreement as to the timing of his departure, and his agreement to provide transition services, and subject to his execution and non-revocation of a Separation Agreement containing a general release of claims, Mr. Naughton will be entitled to receive severance and the vesting of his outstanding equity awards pursuant to the terms of his Executive Severance Agreement dated September 11, 2017, which was previously filed as Exhibit 10.4 to the Company’s current report on Form 8-K filed September 11, 2017, and specifying that the vesting of his unvested performance share units will be at 100% of the target level.

The foregoing description of the letter agreement and Separation Agreement with Mr. Naughton does not purport to be complete and is qualified in its entirety by reference to the full text of such letter agreement and Separation Agreement. Cerner will file the letter agreement as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated October 28, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: October 28, 2020	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer